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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Post-Effective Amendment to Registration Statement No. 33-13901, and in Registration Statement Nos. 33-73696, 33-73698, 33-73700, 333-17349, 333-17351, 333-50356, 333-75388,
333-75390, 333-102070 and 333-102072 of Barr Laboratories, Inc. on Form S-8 of
our report dated November 30, 2001, with respect to the consolidated financial statements of Duramed Pharmaceuticals, Inc. included in this Annual Report on Form 10-K/A of Barr Laboratories, Inc. for the year ended June 30, 2003.

                                    /s/ Ernst & Young LLP

Cincinnati, Ohio
August 29, 2003